EXHIBIT 99.1

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852

HART-SCOTT-RODINO WAITING PERIOD EXPIRES FOR PROPOSED

KEYSTONE AUTOMOTIVE INDUSTRIES AND LKQ MERGER;

DEFINITIVE PROXY STATEMENT FILED

—Special Meeting of Stockholders Scheduled for October 10, 2007—

POMONA, CA – September 5, 2007 – Keystone Automotive Industries, Inc. (NasdaqGS: KEYS) today said that the waiting period under the Hart-Scott-Rodino Act for its proposed merger with LKQ Corporation (NasdaqGS: LKQX) has expired. As previously announced, LKQ has agreed to acquire Keystone for $48.00 per share in cash, representing an aggregate purchase price of approximately $811 million on a fully diluted basis.

Keystone has filed a definitive proxy statement with the Securities and Exchange Commission, which will be mailed to stockholders of record as of August 30, 2007. The special meeting of stockholders to vote on the merger is scheduled for October 10, 2007.

The merger, subject to approval by stockholders, is expected to close early in the fourth quarter of calendar 2007.

Additional Information and Where to Find It

Keystone’s stockholders are urged to read the proxy statement and other relevant materials because they contain important information about Keystone and the proposed transaction. Investors, security holders and other interested parties may obtain free copies of these and other documents filed with the SEC at the SEC’s website at www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by going to Keystone’s Investor Relations page on its corporate website at www.keystone-auto.com or by directing such request to Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, TN 37211, Attn: Corporate Secretary.

In addition, Keystone and its officers and directors may be deemed to be participants in the solicitation of proxies from Keystone’s stockholders with respect to the proposed transaction. Information concerning the interests of Keystone’s participants in the solicitation is set forth in the company’s proxy statements and Annual Reports on Form 10-K, and any interests that Keystone’s participants have in the proposed transaction are available in Keystone’s proxy statement filed with the SEC in connection with the proposed transaction. LKQ may be deemed to be participating in

-more-

Keystone Automotive Industries, Inc.

the solicitation of Keystone’s stockholders in favor of the approval of the merger as well. Information concerning LKQ’s directors and executive officers is set forth in LKQ’s proxy statements and Annual Reports on Form 10-K filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to LKQ’s investor relations page on its corporate website at www.lkqcorp.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of recycled light vehicle OEM products and related services and also a provider of aftermarket collision replacement products. LKQ operates more than 130 facilities offering its customers a broad range of replacement systems, components, and parts to repair light vehicles.

About Keystone

Keystone Automotive Industries, Inc. distributes its products primarily to collision repair shops through its 137 distribution facilities, of which 22 serve as regional hubs, located in 39 states and Canada. Its product lines consist of automotive body parts, bumpers, and remanufactured alloy wheels, as well as paint and other materials used in repairing a damaged vehicle. Its products are sold to more than 25,000 repair shops throughout the United States and Canada.

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance, expectations, beliefs, hopes, intentions or strategies of Keystone and LKQ. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors. These factors include but are not limited to: statements about the anticipated closing of the merger and the expected future performance of the company resulting from and following the merger; approval from Keystone’s stockholders for the merger; and other risks that are described in our Annual Report on Form 10-K filed on June 13, 2007 for the fiscal year ended March 30, 2007 and in other reports filed by Keystone from time to time with the SEC. You should not place undue reliance on the forward-looking statements. We assume no obligation to update any forward looking statement to reflect events or circumstances arising after the date on which it was made.

#  #  #